Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously disclosed, Prairie Operating Co. (the “Company”) entered into an asset purchase agreement, dated January 11, 2024 (the “NRO Agreement”), by and among the Company, Nickel Road Development LLC, Nickel Road Operating LLC (“NRO”) and Prairie Operating Co., LLC (“Prairie LLC”), to acquire the assets of NRO for total consideration of $94.5 million (the “Purchase Price”), subject to certain closing price adjustments and other customary closing conditions (the “NRO Acquisition”). The Purchase Price consists of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9 million of the Purchase Price into an escrow account on January 11, 2024 (the “Deposit”), which will be released to NRO upon the earlier of the date of the closing of the NRO Acquisition pursuant to the NRO Agreement (the “Closing”) and August 15, 2024. Portions of the Deposit are subject to earlier release under certain circumstances if the Closing has not occurred on or prior to June 17, 2024.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the following:

(i)	the proposed issuance and sale of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), in an underwritten public offering (the “Offering”);

(ii)	the NRO Acquisition;

(iii)	the sale of all of the Company’s cryptocurrency miners (the “Mining Equipment”) and the assignment of all of the Company’s rights and obligations under the Master Services Agreement, dated February 16, 2023, by and between Atlas Power Hosting, LLC and the Company, to a private purchaser pursuant to an asset purchase agreement, dated January 23, 2024 (the “Crypto Sale”);

(iv)	the merger of Creek Road Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly owned subsidiary of the Company pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among the Company, Merger Sub and Prairie LLC (the “Merger”);

(v)	the Series D PIPE (as defined below); and

(vi)	the Exok Transaction (as defined below and collectively, with the Offering, [the Genesis Bolt-on Acquisition,] the NRO Acquisition, the Crypto Sale, the Merger and the Series D PIPE, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions and subsequent events as described in Note 2 below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of the Company as of September 30, 2023 on a pro forma basis as if the Transactions and the subsequent events, described in Note 2 below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 combine the historical statements of operations of Prairie LLC, the historical statements of operations of the Company, and the historical consolidated statements of operations of NRO, as applicable, for such periods on a pro forma as if the Transactions and subsequent events, described in Note 2 below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

(a)	the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023;

(b)	the Company’s unaudited historical condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2023, included in its Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023;

(c)	Prairie LLC’s audited financial statements for the period from June 7, 2022 (date of inception) to December 31, 2022 and related notes included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on June 16, 2023;

(d)	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K for the fiscal year ended 2022, filed with the SEC on March 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023;

(e)	NRO’s unaudited consolidated financial statements for the nine months ended September 30, 2023, included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on February 9, 2024;

(f)	NRO’s audited consolidated financial statements for the year ended December 31, 2022, included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on February 9, 2024; and

(g)	the section in this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nickel Road Operating LLC .”

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information do not project the Company’s future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations, and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023 (the “Merger Closing Date”), the Company completed the Merger, and upon consummation thereof, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” (the “Merger Closing”). Prior to the consummation of the Merger, the Company effectuated certain restructuring transactions in the following order and issued an aggregate of 3,375,288 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D preferred stock, par value $0.01 per share (“Series D Preferred Stock”):

(i)	the Company’s Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), and Series C preferred stock, par value $0.0001 per share (“Series C Preferred Stock”), plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii)	the Company’s 12% senior secured convertible debentures (the “Original Debentures”), plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the 12% amended and restated senior secured convertible debentures (collectively, the “AR Debentures”) in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock;

(iii)	accrued fees payable to the certain members of the board of directors of the Company in the amount of $110,250 were converted into shares of Common Stock;

(iv)	accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital, LLC (“Bristol Capital”) were converted into shares of Common Stock; and

(v)	all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the Merger Closing, the Company’s then-existing warrants to purchase shares of Common Stock, warrants to purchase shares of Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof.

At the effective time of the Merger, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 2,297,668 shares of Common Stock.

At the effective time of the Merger, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the effective time of the Merger into non-compensatory options to acquire 8,000,000 shares of Common Stock for $7.14 per share (“Non-Compensatory Options”), which are only exercisable if specific production hurdles are achieved, and the Company entered into option agreements at the effective time of the Merger with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Non-Compensatory Options are subject to be transferred to the Series D PIPE Investors (as defined below), based on their then percentage ownership of Series D Preferred Stock to the aggregate Series D Preferred Stock issued in connection with the Series D PIPE outstanding and held by all Series D PIPE Investors as of the Merger Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, in connection with the Merger Closing, the Company consummated the purchase of oil and gas leases, including all of the right, title and interest in, to and under certain undeveloped oil and gas leases in Weld County, Colorado in the DJ Basin of Exok, Inc., an Oklahoma corporation (“Exok”), together with certain other associated assets, data and records, consisting of approximately 3,158 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to that certain Amended and Restated Purchase and Sale Agreement, dated as of May 3, 2023 (the “Exok Agreement”), by and among the Company, Prairie LLC and Exok (the “Exok Transaction”).

To fund the Exok Transaction, the Company sold an aggregate of approximately $17.38 million of Series D Preferred Stock with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $5.00 per share, Series A warrants to purchase 3,475,250 shares of Common Stock at an exercise price of $6.00 per share (“Series D A Warrants”) and Series B warrants to purchase 3,475,250 shares of Common Stock at an exercise price of $6.00 per share (“Series D B Warrants”) in a private placement (the “Series D PIPE”) pursuant to securities purchase agreements, dated May 3, 2023, by and between the Company and each of the investors thereto (the “Series D PIPE Investors”).

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 for further discussion.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Merger Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings, financings and other transactions that may have occurred subsequent to September 30, 2023 other than the subsequent events described in Note 2 below and reflected in the pro forma financial information, nor do they reflect anticipated financings or other transactions that may occur in the future, other than the Offering.

NRO Acquisition

On January 11, 2024, the Company entered into the NRO Agreement to acquire the assets of NRO for total consideration of $94.5 million, subject to certain closing price adjustments and other customary closing conditions. The Purchase Price consists of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9 million of the Purchase Price into an escrow account on January 11, 2024, which will be released to NRO upon the earlier of the date of the Closing and August 15, 2024. Portions of the Deposit are subject to earlier release under certain circumstances if the Closing has not occurred on or prior to June 17, 2024.

The NRO Acquisition is expected to be accounted for as an asset acquisition in accordance with ASC 805. The estimated fair value of the consideration to be paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on our books as of the date of the Closing of the NRO Acquisition. Additionally, costs directly related to the NRO Acquisition are capitalized as a component of the Purchase Price.

Subsequent Events

Reverse Stock Split

On October 12, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State to effect a reverse stock split of the Company’s Common Stock, effective October 16, 2023, at a ratio of 1:28.5714286 (the “Reverse Stock Split”) (see Note 2). Unless otherwise noted, all per share and share amounts presented herein have been retroactively adjusted for the effect of the Reverse Stock Split for all periods presented.

Conversion of AR Debentures

In October 2023, conversion notices were received from holders of the AR Debentures and the Company issued 400,667 shares of Common Stock to effect the conversion. This represented the full conversion of the AR Debentures and accrued interest due to one of the holders.

Exercise of Series D B Warrants

On November 13, 2023, Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (“O’Neill Trust”) delivered notice to the Company of the exercise of Series D B Warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $6.00 per share for total proceeds to the Company of $12 million (the “Warrant Exercise”).

Deposit on NRO Acquisition

In conjunction with the NRO Acquisition, the Company deposited $9 million of the Purchase Price into an escrow account on January 11, 2024, which will be released to NRO upon the earlier of the date of the Closing and August 15, 2024, or earlier under certain circumstances.

Sale of Cryptocurrency Mining Equipment

On January 23, 2024, the Company completed the Crypto Sale, for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future net revenues associated with the Mining Equipment.

Genesis Bolt-on Acquisition

On February 5, 2024, the Company acquired oil and natural gas properties comprised of a 1,280 acre drillable spacing unit and eight permitted drilling locations in the DJ Basin from a private seller for $900,000.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2023

			Nickel Road Transaction Accounting Adjustments
	Prairie Operating Co. (Historical)	Nickel Road (Historical)	Removal of Nickel Road (Historical)		Nickel Road Acquisition Adjustments		Cryptocurrency Asset Sale Adjustments		Subsequent Event Adjustments		Equity Financing	Combined Pro Forma
			(See Note 5(d))		(See Note 5)		(See Notes 4 and 5)		(See Notes 2 and 5)		(See Note 6)
Assets
Current assets:
Cash and cash equivalents	$7,241,811	$3,897,937	$(3,897,937)		$(74,000,000	)(f)	$1,000,000	(g)	$(60,000	)(a)	$90,000,000	$26,281,811
									12,000,000	(b)
									(9,000,000	)(e)
									(900,000	)(q)
Accounts and other receivable	97,293	—	—		—		—		—		—	97,293
Joint interest receivable	—	832,883	(832,883)		—		—		—		—	—
Accrued oil and gas sales	—	4,785,376	(4,785,376)		—		—		—		—	—
Prepaid expenses	271,839	565,834	(565,834)		—		—		—		—	271,839
Note receivable	—	—	—		—		1,000,000	(g)	—		—	1,000,000
Total current assets	7,610,943	10,082,030	(10,082,030)		(74,000,000)		2,000,000		2,904,000		90,000,000	27,650,943
Property and equipment
Oil and natural gas properties, successful efforts method of accounting	28,595,051	—	—		93,904,482	(f)	—		900,000	(q)	—	123,399,533
Proved properties	—	140,552,991	(140,552,991)		—		—		—		—	—
Unproved properties	—	1,253,263	(1,253,263)		—		—		—		—	—
Accumulated depletion	—	(37,757,172)	37,757,172		—		—		—		—	—
Cryptocurrency mining equipment	4,293,422	—	—		—		(4,293,422	)(g)	—		—	—
Less: Accumulated depreciation, depletion and amortization	(558,319)	—	—		—		558,319	(g)	—		—	—
Total property and equipment, net	32,330,154	104,049,082	(104,049,082)		93,904,482		(3,735,103)		900,000		—	123,399,533
Deposits on mining equipment	150,000	—	—		—		—		—		—	150,000
Deposits on oil and natural gas properties	—	—	—		(9,000,000	)(f)	—		9,000,000	(e)	—	—
Right-of-use asset, net	—	372,586	(372,586)		—		—		—		—	—
Total assets	$40,091,097	$114,503,698	$(114,503,698)		$10,904,482		$(1,735,103)		$11,940,000		$90,000,000	$151,200,476
Liabilities, Members’ Capital, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,708,498	$—	$—		$175,000	(f)	$—		$(30,000	)(a)	$—	$6,853,498
Accounts payable	—	13,721,369	(13,721,369)		—		—		—		—	—
Accrued liabilities	—	11,268,874	(11,268,874)		—		—		—		—	—
Accrued interest and expenses - related parties	30,000	—	—		—		—		(30,000	)(a)	—	—
Secured convertible debenture (related party)	2,431,500	—	—		—		—		(2,431,500	)(a)	—	—
Secured convertible debenture	2,431,500	—	—		—		—		(2,431,500	)(a)	—	—
Current maturities of long-term debt	—	5,700,000	(5,700,000)		—		—		—		—	—
Derivative liability, current	—	2,303,718	(2,303,718)		—		—		—		—	—
Short-term lease liability	—	190,060	(190,060)		—		—		—		—	—
Deferred acquisition cost, current	—	—	—		3,123,533	(f)	—		—		—	3,123,533
Total current liabilities	11,601,498	33,184,021	(33,184,021)		3,298,533		—		(4,923,000)		—	9,977,031
Long-term liabilities:
Warrant liabilities	50,738,180	—	—		—		—		(50,738,180	)(c)	—	—
Long-term debt, net of current portion and deferred financing costs	—	7,280,670	(7,280,670)		—		—		—		—	—
Deferred acquisition cost, long-term	—	—	—		6,855,806	(f)	—		—		—	6,855,806
Derivative liability, non-current	—	106,225	(106,225)		—		—		—		—	—
Asset retirement obligations	—	1,211,157	(1,211,157	)(f)	750,142	(f)	—		—		—	750,142
Long-term lease liability	—	182,526	(182,526)		—		—		—		—	—
Total long-term liabilities	50,738,180	8,780,578	(8,780,578)		7,605,948		—		(50,738,180)		—	7,605,948
Total liabilities	62,339,678	41,964,599	(41,964,599)		10,904,482		—		(55,661,180)		—	17,582,980
Commitments and contingencies
Members’ capital	—	72,539,099	(72,539,099)		—		—		—		—	—
Mezzanine equity
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding	21,799,250	—	—		—		—		(21,799,250	)(c)	—	—
Series E convertible preferred stock; $0.01 par value; 20,000 shares issued and outstanding	20,000,000	—	—		—		—		(20,000,000	)(c)	—	—
Stockholders’ equity:
Preferred stock; 50,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding	—	—	—		—		—		218	(c)	—	218
Series E convertible preferred stock; $0.01 par value; 20,000 shares issued and outstanding	—	—	—		—		—		200	(c)	—	200
Common stock; $0.01 par value; 500,000,000 shares authorized and 7,074,742 shares issued and outstanding, actual* and 19,574,742 shares issued and outstanding, as adjusted	70,747	—	—		—		—		4,007	(a)	121,359	216,113
									20,000	(b)
Additional paid-in capital	(8,716,827)	—	—		—		—		4,858,993	(a)	89,878,641	190,537,819
									11,980,000	(b)
									50,738,180	(c)
									21,799,032	(c)
									19,999,800	(c)
Accumulated deficit	(55,401,751)	—	—		—		(1,735,103	)(g)	—		—	(57,136,854)
Total stockholders’ equity	(64,047,831)	—	—		—		(1,735,103)		109,400,430		90,000,000	133,617,496
Total liabilities, members’ capital, mezzanine equity and stockholders’ equity	$40,091,097	$114,503,698	$(114,503,698)		$10,904,482		$(1,735,103)		$11,940,000		$90,000,000	$151,200,476

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2023

						Nickel Road Transaction Accounting Adjustments
	Prairie Operating Co. (Historical)	Creek Road Miners, Inc. (Historical)	Nickel Road (Historical)	Creek Road Miners, Inc. Acquisition Adjustments		Removal of Nickel Road (Historical)	Nickel Road Acquisition Adjustments		Cryptocurrency Asset Sale Adjustments		Subsequent Event Adjustments		Equity Financing	Combined Pro Forma
				(See Note 5)		(See Note 5(d))	(See Note 5)		(See Notes 4 and 5)		(See Notes 2 and 5)		(See Note 6)
Revenue:
Cryptocurrency mining	$637,269	$73,584	$—	$—		$—	$—		$(710,853	)(g)	$—		$—	$—
Oil and gas sales	—	—	34,210,491	—		(34,210,491)	33,311,139	(k)	—		—		—	33,311,139
Total revenues	637,269	73,584	34,210,491	—		(34,210,491)	33,311,139		(710,853)		—		—	33,311,139
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	303,172	80,140	—	—		—	—		(383,312	)(g)	—		—	—
Depreciation, depletion and amortization	558,319	116,724	12,852,983	141,885	(h)	(12,852,983)	3,394,509	(k)	(816,928	)(g)	—		—	3,394,509
Production taxes	—	—	3,422,294	—		(3,422,294)	2,983,356	(k)	—		—		—	2,983,356
Lease operating	—	—	3,316,866	—		(3,316,866)	3,316,866	(k)	—		—		—	3,316,866
General and administrative	9,236,815	1,119,277	3,098,777	170,120	(i)	(3,098,777)	3,098,777	(k)	—		—		—	13,624,989
Stock based compensation	—	170,120	—	(170,120	)(i)	—	—		—		—		—	—
Impairment of cryptocurrency mining equipment	16,794,688	—	—	—		—	—		(16,794,688	)(g)	—		—	—
Total operating expenses	26,892,994	1,486,261	22,690,920	141,885		(22,690,920)	12,793,507		(17,994,928)		—		—	23,319,719
Income (loss) from operations	(26,255,725)	(1,412,677)	11,519,571	(141,885)		11,519,571	20,517,632		17,284,075		—		—	9,991,420
Other income (expense):
Interest income	128,202	—	—	—		—	—		—		—		—	128,202
Interest expense	(111,463)	(214,344)	(1,524,751)	141,588	(j)	1,524,751	(748,450	)(l)	—		180,000	(n)	—	(752,669)
Gain on sale of oil and gas properties	—	—	6,261,551	—		(6,261,551)	—		—		—		—	—
Realized loss on derivative instruments	—	—	(789,972)	—		789,972	—		—		—		—	—
Unrealized gain (loss) on derivative instruments	—	—	317,924	—		(317,924)	—		—		—		—	—
Other income (expense)	—	—	(7,158)	—		7,158	—		—		—		—	—
Loss on adjustment to fair value - warrant liabilities	(24,855,085)	—	—	—		—	—		—		24,855,085	(o)	—	—
Loss on adjustment to fair value - AR Debentures	(2,882,000)	—	—	—		—	—		—		2,882,000	(p)	—	—
Loss on adjustment to fair value - Obligation Shares	(1,477,103)	—	—	—		—	—		—		—		—	(1,477,103)
Liquidated damages	(173,763)	—	—	—		—	—		—		—		—	(173,763)
Total other income (expense)	(29,371,212)	(214,344)	4,257,594	141,588		(4,257,594)	(748,450)		—		27,917,085		—	(2,275,333)
Income (loss) from operations before provision for income taxes	(55,626,937)	(1,627,021)	15,777,165	(297)		(15,777,165)	19,769,181		17,284,075		27,917,085		—	7,716,087
Provision for income taxes	—	—	—	—		—	(1,959,886	)(m)	—		—		—	(1,959,886)
Income (loss) from continuing operations	$(55,626,937)	$(1,627,021)	$15,777,165	$(297)		$(15,777,165)	$17,809,298		$17,284,075		$27,917,085		$—	$5,756,201
Income (loss) per common share:
Income (loss) per share, basic	$(15.80)	$(4.02)												$0.28
Income (loss) per share, diluted	$(15.80)	$(4.02)												$0.13
Weighted average common shares outstanding, basic - Note 4(r)	3,520,843	428,611											12,135,922	20,832,180
Weighted average common shares outstanding, diluted - Note 4(r)	3,520,843	428,611											12,135,922	42,866,918

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

						Nickel Road Transaction Accounting Adjustments
	Prairie Operating Co., LLC (Historical)	Creek Road Miners, Inc. (Historical)	Nickel Road (Historical)	Creek Road Miners, Inc. Acquisition Pro-Forma Adjustments		Removal of Nickel Road (Historical)	Nickel Road Acquisition Adjustments		Cryptocurrency Asset Sale Adjustments		Subsequent Event Adjustments		Equity Financing	Combined Pro Forma
				(See Note 5)		(See Note 5(d))	(See Note 5)		(See Notes 4 and 5)		(See Notes 2 and 5)		(See Note 6)
Revenue:
Cryptocurrency mining	$—	$517,602	$—	$—		$—	$—		$(517,602	)(g)	$—		$—	$—
Oil and gas sales	—	—	66,059,962	—		(66,059,962)	52,378,105	(k)	—		—		—	52,378,105
Total revenues	—	517,602	66,059,962	—		(66,059,962)	52,378,105		(517,602)		—		—	52,378,105
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	—	1,071,458	—	—		—	—		(1,071,458	)(g)	—		—	—
Depreciation, depletion and amortization	—	658,080	17,760,179	117,748	(h)	(17,760,179)	3,896,094	(k)	(775,828	)(g)	—		—	3,896,094
Production taxes	—	—	4,975,383	—		(4,975,383)	3,958,274	(k)	—		—		—	3,958,274
Lease operating	—	—	3,942,294	—		(3,942,294)	3,345,854	(k)	—		—		—	3,345,854
General and administrative	461,520	3,606,522	4,264,687	2,681,201	(i)	(4,264,687)	4,264,687	(k)	—		—		—	11,013,930
Stock based compensation	—	2,681,201	—	(2,681,201	)(i)	—	—		—		—		—	—
Lease expirations	—	—	329,911	—		(329,911)	—		—		—		—	—
Impairment of mined cryptocurrency	—	107,174	—	—		—	—		(107,174	)(g)	—		—	—
Total operating expenses	461,520	8,124,435	31,272,454	117,748		(31,272,454)	15,464,908		(1,954,460)		—		—	22,214,151
Income (loss) from operations	(461,520)	(7,606,833)	34,787,508	(117,748)		(34,787,508)	36,913,197		1,436,858		—		—	30,163,954
Other income (expense):
Interest income	—	—	41,152	—		(41,152)	—		—		—		—	—
Interest expense	—	(613,827)	(936,453)	368,202	(j)	936,453	(997,934	)(l)	—		240,000	(n)	—	(1,003,559)
Realized loss on sale of cryptocurrency	—	(127,222)	—	—		—	—		127,222	(g)	—		—	—
Impairment on fixed assets	—	(5,231,752)	—	—		—	—		5,231,752	(g)	—		—	—
Loss on sale of investment	—	(19,104)	—	—		—	—		—		—		—	(19,104)
PPP loan forgiveness	—	197,662	—	—		—	—		—		—		—	197,662
Loss on sale of cryptocurrency mining equipment	—	—	—	—		—	—		—(g)		—		—	—
Gain on sale of oil and gas properties	—	—	25,331,465	—		(25,331,465)	—		—		—		—	—
Realized loss on derivative instruments	—	—	(21,751,084)	—		21,751,084	—		—		—		—	—
Unrealized gain (loss) on derivative instruments	—	—	3,286,777	—		(3,286,777)	—		—		—		—	—
Other income (expense)	—	—	20,029	—		(20,029)	—		—		—		—	—
Total other income (expense)	—	(5,794,243)	5,991,886	368,202		(5,991,886)	(997,934)		5,358,974		240,000		—	(825,001)
Income (loss) from operations before provision for income taxes	(461,520)	(13,401,076)	40,779,394	250,454		(40,779,394)	35,915,263		6,795,832		240,000		—	29,338,953
Provision for income taxes	—	—	—	—		—	(7,452,094	)(m)	—		—		—	(7,452,094)
Income (loss) from continuing operations	$(461,520)	$(13,401,076)	$40,779,394	$250,454		$(40,779,394)	$28,463,469		$6,795,832		$240,000		$—	$21,886,859
Income (loss) per common share:
Income (loss) per share from continuing operations, basic	$—	$(33.78)												$1.06
Income (loss) per share from continuing operations, diluted	$—	$(33.78)												$0.51
Weighted average common shares outstanding, basic - Note 4(r)	—	407,711											12,135,922	20,695,174
Weighted average common shares outstanding, diluted - Note 4(r)	—	407,711											12,135,922	42,729,912

Note 1. Basis of Pro Forma Presentation

The NRO Acquisition is expected to be accounted for as an asset acquisition in accordance with ASC 805. The estimated fair value of the consideration to be paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on our books as of the date of the Closing of the NRO Acquisition. Additionally, costs directly related to the NRO Acquisition are capitalized as a component of the Purchase Price.

The Crypto Sale requires presentation as discontinued operations upon the issuance of future financial statements in accordance with GAAP. Pursuant to the requirements of Article 3 of Regulation S-X, the Crypto Sale is considered a significant disposition and requires pro forma presentation in accordance with Article 11 of Regulation S-X.

The Merger was accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Merger Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of the Company as of September 30, 2023 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Transactions and the Subsequent Events, described in Note 2 below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 combine the historical statements of operations of Prairie LLC, the historical statements of operations of the Company and the historical consolidated statements of operations of NRO, as applicable, for such periods on a pro forma basis as if the Transactions and Subsequent Events, described in Note 2 below, had been consummated on January 1, 2022.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions and Subsequent Events, described in Note 2 below, occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the audited historical financial statements of each of Prairie LLC as of December 31, 2022 and for the period from June 7, 2022 (date of inception) to December 31, 2022, the Company as of and for the year ended December 31, 2022, and NRO as of and for the year ended December 31, 2022 and the notes thereto, the unaudited historical financial statements of the Company and NRO as of and for the nine months ended September 30, 2023 and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023, and the section in this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nickel Road Operating LLC.”

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions or Subsequent Events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information do not project the Company’s future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations, and are subject to change as additional information becomes available and analyses are performed.

Note 2. Subsequent Events

Reverse Stock Split

On October 12, 2023, the Company filed the Certificate of Amendment with the Delaware Secretary of State to effect the Reverse Stock Split. The Reverse Stock Split became effective on October 16, 2023. The Reverse Stock Split decreased the number of outstanding shares and increased net loss per common share. All per share and share amounts presented have been retroactively adjusted for the effect of this reverse stock split for all periods presented.

Conversion of AR Debentures

In October 2023, conversion notices were received from holders of the AR Debentures and the Company issued 400,667 shares of Common Stock to effect the conversion. As a result, the AR Debentures were fully extinguished in October 2023.

Exercise of Series D B Warrants

On November 13, 2023, O’Neill Trust delivered notice to the Company of the exercise of Series D B Warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $6.00 per share for total proceeds to the Company of $12 million.

Deposit on NRO Acquisition

In conjunction with the NRO Acquisition, the Company deposited $9 million of the Purchase Price into an escrow account on January 11, 2024, which will be released to NRO upon the earlier of the date of the Closing and August 15, 2024, or earlier under certain circumstances.

Sale of Cryptocurrency Mining Equipment

On January 23, 2024, the Company completed the sale of all of the Mining Equipment for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future net revenues associated with the Mining Equipment.

Genesis Bolt-on Acquisition

On February 5, 2024, the Company acquired oil and natural gas properties comprised of a 1,280 acre drillable spacing unit and eight permitted drilling locations in the DJ Basin from a private seller for $900,000.

Note 3. Preliminary Purchase Price

The preliminary allocation of the total Purchase Price in the NRO Acquisition, on a relative fair value basis, is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the date of the Closing of the transaction using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on our financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the date of the Closing of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, assets acquired and liabilities assumed by the Company are expected to be initially recorded as follows:

Consideration:
Cash consideration (1)	$74,000,000
Deposit on oil and gas properties (2)	9,000,000
Deferred cash consideration (3)	9,979,340
Direct transaction costs (4)	175,000
Total consideration	$93,154,340
Assets acquired:
Oil and gas properties	$93,904,482
Liabilities assumed:
Asset retirement obligation, long-term	$750,142

(1)	Includes preliminary customary purchase price adjustments.
(2)	Represents the Deposit paid by the Company to NRO (See Note 2).
(3)	Represents the estimated fair value of $11.5 million of spud fee cash payments to be paid to NRO over a period of up to 18 months from the date of the Closing.
(4)	Represents estimated transaction costs associated with the NRO Acquisition which have been capitalized in accordance with ASC 805-50.

The consideration will be allocated to the assets acquired and liabilities assumed on a relative fair value basis. The fair value measurements of assets acquired and liabilities assumed, on a relative fair value basis, are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Crypto Sale

On January 23, 2024, we completed the Crypto Sale for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future revenues associated with the Mining Equipment. For purposes of the pro forma financial statements, this was a significant disposition and resulted in a net loss of $1.7 million. It requires presentation within discontinued operations upon the issuance of future financial statements.

Note 5. Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 and in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 are as follows:

(a)	Reflects the conversion of the AR Debentures into common shares and payment of accrued interest in cash.

(b)	Reflects the exercise of Series D B Warrants for $12.0 million and issuance of 2,000,000 shares of Common Stock.

(c)	Reflects the reclassification of warrant liabilities, Series D Preferred Stock and Series E preferred stock of the Company, par value $0.01 per share, upon the consummation of the Reverse Stock Split.

(d)	Reflect the adjustments to remove the historical financial results of NRO.

(e)	Reflects the adjustment for the Company’s Deposit utilized to partially fund the NRO Acquisition.

(f)	Reflects the adjustment to record the assets acquired and liabilities assumed, on a relative fair value basis, in the NRO Acquisition along with transfer of consideration.

(g)	Reflects the adjustment to record the Crypto Sale.

(h)	Reflects the adjustment to depreciation expense due to fair value allocated at the Merger and useful life of the acquired assets.

(i)	Reflects the reclassification of stock based compensation to conform to the Company’s financial statement presentation.

(j)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

(k)	Reflect the adjustments to reflect the NRO acquisition based on information provided by NRO and adjust for depreciation, depletion and amortization expense associated with the NRO Acquisition.

(l)	Reflects the adjustment to recognize interest expense on the deferred cash consideration on an effective interest method.

(m)	Reflects the estimated income tax effects of the adjustments calculated using the federal statutory tax rate of 21% and a statutory Colorado income tax rate of 4.4%.

(n)	Reflects the adjustment to interest expense from the conversion of the AR Debentures.

(o)	Reflects the adjustment required to reflect classification of warrant liabilities within stockholders’ equity in conjunction with the Reverse Stock Split.

(p)	Reflects the adjustment to reflect the conversion of the AR Debentures into shares of Common Stock.

(q)	Reflects the adjustment to record the Genesis Bolt-on Acquisition.

(r)	Reflects weighted average shares of Common Stock after the impact of the Transactions and the Subsequent Events described in Note 2. The following table sets forth the computation of pro forma weighted average shares of Common Stock for the nine months ended September 30, 2023 and year ended December 31, 2022:

	Nine months ended September 30, 2023	Year ended December 31, 2022
Weighted average shares of Common Stock outstanding, basic and diluted (prior to the Transactions)	137,006	—
Net adjustment upon consummation of the Transactions to reflect the issuance of shares of Common Stock	6,158,585	6,158,585
Adjustment upon issuance of shares of Common Stock associated with conversion of the AR Debentures	400,667	400,667
Adjustment upon the issuance of shares of Common Stock associated with the Warrant Exercise	2,000,000	2,000,000
Adjustment from the Common Stock expected to be issued in the Offering (see Note 6)	12,135,922	12,135,922
Weighted average shares of Common Stock outstanding, basic (Pro Forma)	20,832,180	20,695,174
Common Stock warrants	13,674,938	13,674,938
Series D Preferred Stock	4,359,800	4,359,800
Series E Preferred Stock	4,000,000	4,000,000
Weighted average shares of Common Stock outstanding, diluted (Pro Forma)	42,866,918	42,729,912

Note 6. Equity Financing

We expect to generate gross proceeds of $100.0 million (before underwriting discounts and commissions and offering expenses) from the Offering, which we intend to use to fund the remaining cash consideration in the NRO Acquisition, and for general corporate purposes. After deducting the underwriting discounts and commissions and offering expenses payable by us, the total net proceeds are expected to be approximately $90.0 million. Based on the closing price of the Company’s Common Stock on February 1, 2024 of $8.24, we expect to issue approximately 12.1 million shares of Common Stock (assuming no exercise of the underwriters’ option to purchase additional shares). The following table summarizes the estimated Common Stock to be issued resulting from a 10% fluctuation in the market price of the shares of Common Stock:

	Share Price	Common Stock Issued
As presented	$8.24	12,135,922
10% increase	9.06	11,037,528
10% decrease	7.42	13,477,089

Note 7. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and combined estimated oil and natural gas reserves as of December 31, 2022 for Prairie LLC and NRO. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2022.

	Prairie	Nickel Road (Total)	Nickel Road (Unacquired)	Nickel Road (Acquired) (1)	Pro Forma Combined
Estimated Proved Developed Reserves:
Oil (Bbl)	—	2,599,723	(128,190)	2,471,533	2,471,533
Natural Gas (Mcf)	—	6,452,542	(213,658)	6,238,884	6,238,884
Natural Gas Liquids (Bbl)	—	1,103,821	(36,684)	1,067,137	1,067,137
Total (Boe)(2)	—	4,778,968	(200,484)	4,578,483	4,578,483
Estimated Proved Undeveloped Reserves:
Oil (Bbl)	—	4,657,880	(27,183)	4,630,697	4,630,697
Natural Gas (Mcf)	—	12,443,577	(72,494)	12,371,083	12,371,083
Natural Gas Liquids (Bbl)	—	2,256,278	(13,048)	2,243,230	2,243,230
Total (Boe)(2)	—	8,988,088	(52,313)	8,935,774	8,935,774
Estimated Proved Reserves:
Oil (Bbl)	—	7,257,603	(155,373)	7,102,230	7,102,230
Natural Gas (Mcf)	—	18,896,119	(286,151)	18,609,968	18,609,968
Natural Gas Liquids (Bbl)	—	3,360,099	(49,733)	3,310,366	3,310,366
Total (Boe)(2)	—	13,767,055	(252,798)	13,514,257	13,514,257

(1)	Represents reserves associated with the assets acquired from NRO.
(2)	Assumes a ratio of 6 Mcf of natural gas per Boe.

The following table sets forth summary information with respect to historical and combined oil and natural gas production for the year ended December 31, 2022 for Prairie LLC and NRO. The NRO oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to the audited financial statements for the year ended December 31, 2022 of NRO and information provided by NRO.

	Prairie	Nickel Road (Total)	NRO (Unacquired)	NRO Acquired (1)	Pro Forma Combined
Oil (Bbl)	—	618,787	(123,681)	495,106	495,106
Natural Gas (Mcf)	—	919,804	(188,311)	731,493	731,493
Natural Gas Liquids (Bbl)	—	161,585	(32,078)	129,507	129,507
Total (Boe)(2)	—	933,673	(187,144)	746,529	746,529

(1)	Represents production data associated with the assets acquired from NRO.
(2)	Assumes a ratio of 6 Mcf of natural gas per Boe.

The following unaudited combined estimated discounted future net cash flows reflect Prairie and NRO as of December 31, 2022. The unaudited combined standardized measure of discounted future net cash flows are as follows:

	Prairie	NRO (Total) (1)	Combined
Future cash inflows	$—	$883,016,626	$883,016,626
Future production costs	—	(293,548,055)	(293,548,055)
Future development costs	—	(147,621,778)	(147,621,778)
Future income tax expense	—	—	—
Future net cash flows	—	441,846,793	441,846,793
10% annual discount for estimated timing of cash flows	—	(197,175,725)	(197,175,725)
Standardized measure of discounted future net cash flows	$—	$244,671,068	$244,671,068

(1)	Represents the total amounts as reported in NRO’s consolidated financial statements as of and for the year ended December 31, 2022.